UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2006 (February 9, 2006)

FORTUNE BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9076	13-3295276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(Registrant’s telephone number,

including area code): (847) 484-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

This Current Report on Form 8-K amends Item 1.01 of the Current Report on Form 8-K filed by Fortune Brands, Inc., (“Fortune Brands”) on February 10, 2006 (the “Initial Report”) regarding the execution of a definitive merger agreement. This amendment identifies and describes additional material agreements entered into subsequent to the filing of the Initial Report in connection with the transactions contemplated under the definitive merger agreement described in the Initial Report.

On February 9, 2006, Fortune Brands, Brightstar Acquisition, LLC, an Illinois limited liability company and wholly-owned indirect subsidiary of Fortune Brands (“Merger Sub”), entered into an Agreement and Plan of Merger (the “SBR Merger Agreement”) with SBR, Inc., a West Virginia corporation (“SBR”). Pursuant to the SBR Merger Agreement, upon the closing, Merger Sub and SBR will merge (the “SBR Merger”), with Merger Sub as the surviving entity. Under the SBR Merger Agreement, the fully-diluted stockholders of SBR will be entitled to merger consideration equal to $630 million, subject to certain adjustments (including reduction for outstanding net indebtedness and transaction expenses), to be paid in a combination of cash and shares of Fortune Brands common stock as elected by each fully-diluted stockholder. Between 60% and 85% of the merger consideration will be in the form of Fortune Brands common stock at a fixed value of $82 per share. The remaining portion of the merger consideration will be paid in cash.

The closing of the SBR Merger is subject to the receipt of customary closing conditions, including necessary regulatory authorizations. The SBR Merger Agreement may be terminated at any time prior to the effective time by the mutual written consent of SBR and Fortune Brands. In addition, either Fortune Brands or SBR may terminate the SBR Merger Agreement (i) if the SBR Merger is not completed by July 31, 2006, (ii) if any legal restraint or prohibition prohibiting the completion of the merger becomes final and nonappealable, or (iii) if the other party breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the SBR Merger Agreement. Further, Fortune Brands may terminate the SBR Merger Agreement if any of SBR’s principal stockholders breach or fail to perform its covenants or other agreements in the applicable voting agreement entered into in connection with the SBR Merger Agreement. Fortune Brands and SBR have made customary representations and warranties in the SBR Merger Agreement.

The foregoing description of the SBR Merger Agreement is qualified in its entirety by reference to the actual terms of the SBR Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein in its entirety.

Affiliate Merger Agreements

On February 21, 2006, in connection with the transactions contemplated under the SBR Merger Agreement, Fortune Brands and wholly-owned subsidiaries thereof entered into (i) an Agreement and Plan of Merger with Tres Investment Company, a West Virginia corporation (“Tres”) (the “Tres Merger Agreement”) and (ii) an Agreement and Plan of Merger with S. Byrl Ross Enterprises, Inc., a West Virginia corporation (“SB Ross”) (the “SB Ross Merger Agreement”). Tres and SB Ross are holders of approximately 3.7% and 14.8%, respectively, of the fully-diluted outstanding shares of SBR capital stock. Pursuant to the Tres Merger Agreement and the SB Ross Merger Agreement, the stockholders of Tres and SB Ross shall receive, on a pro rata basis, aggregate merger consideration equal to the aggregate merger consideration to be paid to Tres and SB Ross as stockholders of SBR in the SBR Merger described above. The merger consideration to be paid to the Tres and SB Ross stockholders shall be paid in a combination of cash and shares of Fortune Brands common stock as elected by each such stockholder. The transactions contemplated under the Tres Merger Agreement and the SB Ross Merger Agreement shall occur prior to the consummation of the SBR Merger and are subject to customary closing conditions; provided, no party thereto shall have any obligations thereunder in the event the SBR Merger Agreement is terminated.

The foregoing description of the Tres Merger Agreement and the SB Ross Merger Agreement is qualified in its entirety by reference to the actual terms of the Tres Merger Agreement and the SB Ross Merger Agreement copies of which are attached hereto as Exhibits 2.2 and 2.3, respectively, and incorporated by reference herein in their entirety.

Voting Agreements

In connection with the execution of the Merger Agreement, on February 9, 2006 and February 20, 2006, Fortune Brands entered into voting and option agreements (the “Voting Agreements”) with certain SBR stockholders (the “Stockholders”) who, collectively, control approximately 72% of the outstanding shares of SBR common stock entitled to vote on the SBR Merger. Pursuant to the Voting Agreements, each Stockholder agreed, subject to certain limited exceptions, to vote, and granted to Fortune Brands a proxy to vote, its shares of SBR common stock in favor of adoption of the SBR Merger Agreement and approval of the SBR Merger and any other transactions contemplated by the SBR Merger Agreement and against any action that would reasonably be expected to adversely affect or delay the SBR Merger. Each Stockholder also granted Fortune Brands an option to purchase such Stockholders’ SBR common stock in specified situations.

The foregoing description of the Form of Voting Agreement is qualified in its entirety by reference to the actual terms of the Form of Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety.

Fortune Brands intends to file a Registration Statement on Form S-4 with the Securities and Exchange Commission containing a proxy statement/prospectus in connection with the proposed mergers. Investors and security holders are urged to read the proxy statement/prospectus which will contain important information, including detailed risk factors, when it becomes available. The proxy statement/prospectus and other documents filed by Fortune Brands with the Securities and Exchange Commission are available free of charge at the SEC’s website, www.sec.gov, or by directing a request to Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015, Attention: Investor Relations.

Item 8.01 Other Events.

On February 10, 2006, Fortune Brands issued a press release with respect to the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of February 9, 2006, by and among Fortune Brands, Inc., Brightstar Acquisition, LLC and SBR, Inc. (incorporated by reference to that Current Report on Form 8-K (File No.: 001-09076) filed February 10, 2006).

2.2	Agreement and Plan of Merger, dated as of February 21, 2006, by and among Fortune Brands, Inc., Tres Acquisition Co. and Tres Investment Company.

2.3	Agreement and Plan of Merger, dated as of February 21, 2006, by and among Fortune Brands, Inc., SB Ross Acquisition Co. and S. Byrl Ross Enterprises, Inc.

10.1	Form of Voting Agreement between Fortune Brands, Inc. and certain stockholders of SBR, Inc. (incorporated by reference to that Current Report on Form 8-K (File No.: 001-09076) filed February 10, 2006).

99.1	Press Release dated February 10, 2006 (incorporated by reference to that Current Report on Form 8-K (File No.: 001-09076) filed February 10, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.

Date: February 22, 2006

	By:	/s/ Mark A. Roche
	Name:	Mark A. Roche
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of February 9, 2006, by and among Fortune Brands, Inc., Brightstar Acquisition, LLC and SBR, Inc. (incorporated by reference to that Current Report on Form 8-K (File No.: 001-09076) filed February 10, 2006).

2.2	Agreement and Plan of Merger, dated as of February 21, 2006, by and among Fortune Brands, Inc., Tres Acquisition Co. and Tres Investment Company.

2.3	Agreement and Plan of Merger, dated as of February 21, 2006, by and among Fortune Brands, Inc., SB Ross Acquisition Co. and S. Byrl Ross Enterprises, Inc.

10.1	Form of Voting Agreement between Fortune Brands, Inc. and certain stockholders of SBR, Inc. (incorporated by reference to that Current Report on Form 8-K (File No.: 001-09076) filed February 10, 2006).

99.1	Press Release dated February 10, 2006 (incorporated by reference to that Current Report on Form 8-K (File No.: 001-09076) filed February 10, 2006).